EXHIBIT 10.1

PARLUX FRAGRANCES, INC.

EMPLOYEE STOCK OPTION PLAN - 2000

Section 1

Purpose

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The purpose of this Parlux Fragrances, Inc. Employee Stock Option Plan - 2000 (the "Plan") is to increase shareholder value and to advance the interests of Parlux Fragrances, Inc. and any subsidiary thereof (the "Company") by awarding equity incentives designed to attract, retain and motivate employees who are not officers or directors of the Company.

Section 2

Administration

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2.1. Administration by Board. The authority to manage and control the operation and administration of the Plan shall be vested in the Company's Board of Directors (the "Board"). Except to the extent prohibited by applicable law or the rules of any stock exchange, the Board may, in its sole discretion, delegate any or all responsibilities and powers reserved to it under the terms of the Plan to a committee (the "Committee"). Any such allocation or delegation may be revoked by the Board at any time.

2.2. Authority. Subject to the provisions of the Plan, the Board shall have the authority to (a) manage and control the operation of the Plan, (b) interpret and construe the provisions of the Plan, and prescribe, amend and rescind rules and regulations relating to the Plan, (c) make awards under the Plan, in such amounts and subject to such terms, restrictions, limitations and conditions as it deems appropriate, (d) determine the type of awards, (e) prescribe the form of agreement, certificate or other instrument evidencing any award under the Plan, (f) correct any defect or omission and reconcile any inconsistency in the Plan or in any award hereunder, and (g) make all other determinations and take all other actions as it deems necessary or desirable for the implementation and administration of the Plan, and (h) subject to the restrictions imposed by Section 6.7, cancel or suspend awards. Any interpretation of the Plan by the Board (or the Committee, if applicable) and any decision made by the Board (or the Committee, if applicable) on any matter within its discretion is final and binding on all persons. No member of the Board or the Committee shall be liable for any action or determination made with respect to the Plan.

Section 3

Shares Subject to the Plan

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3.1. Number of Shares Reserved. Subject to adjustment in accordance with subsection 3.2, the number of shares of common stock of the Company ("Common Stock") with respect to which options may be granted under the Plan shall not exceed 250,000 shares in the aggregate. Such shares may be either authorized and unissued shares, treasury shares or a combination thereof, as the Board may determine. The number of shares related to awards that are forfeited, surrendered, terminated or canceled or are not delivered because the award is settled in cash or used to satisfy the applicable tax withholding obligation shall again be available for additional awards under the Plan unless the Plan shall have terminated.

3.2. Adjustments to Number of Shares. Subject to the following provisions of this subsection 3.2, in the event of any change in the outstanding shares of Common Stock by reason of any stock dividend, split, spin-off, recapitalization or other similar change, the type and number of shares of stock which are or may be subject to awards under the Plan and the terms and the number of outstanding awards (including the number of shares and price at which shares of stock may be issued pursuant to an outstanding award) shall be equitably adjusted by the Board in its discretion to the extent the Board determines that such adjustment is necessary to preserve the benefit of the award for the Participant and the Company.

Section 4

Participation

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Subject to the terms and conditions of the Plan, employees of the Company who are not officers or directors of the Company shall be eligible to receive awards under the Plan ("Participants").

Section 5

Stock Options

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5.1. Award of Stock Options. Subject to the terms and conditions of the Plan, the Board shall determine the number, type and terms of the options to be awarded to each Participant under the Plan. Any option granted under this Plan may be either an incentive stock option (an "ISO") or a non-qualified option (an "NQO"), as determined in the discretion of the Board. An ISO is an option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code. An "NQO" is an option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code. To the extent that the aggregate fair market value (determined at the time of grant) of shares of Common Stock with respect to which ISOs are exercisable for the first time by the Participant during the calendar year under all plans of the Company exceeds $100,000, the options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as NQOs. It should be understood that there is no assurance that an option designated as an ISO will, in fact, be treated as an ISO. In the event that an option is designated as an ISO does not qualify as an "incentive stock option" under section 422(b) of the Code, then the option shall be deemed to be a NQO. Subject to subsection 3.2, the number of ISOs that may be awarded under the Plan is 250,000. Subject to subsection 3.2, the maximum number of shares that may be covered by options granted to any one individual under the Plan shall be 100,000 shares during any one calendar-year period.

5.2. Option Price. The exercise price per share for any option awarded under the Plan shall be determined by the Board, but in no event shall the exercise price be less than the fair market value (as determined by the Board) of a share of Common Stock on the date the option is awarded; provided that, with respect to ISOs granted to Participants who own more than ten percent of the total combined voting power of all classes of stock of the Company or its parent, in no event shall the exercise price be less than one hundred and ten percent (110%) of the fair market value (as determined by the Board) of a share of Common Stock on the date the option is awarded.

5.3. Option Expiration Date. All rights to purchase shares of Common Stock pursuant to an option shall cease as of the date, if any, established by the Board at the time of the award, but in no event later than the date which is ten years after the date on which the option is awarded (the "Expiration Date"). Unless provided otherwise by the Board, if the employment of a Participant terminates for any reason, his non-vested options shall terminate and his vested options shall be exercisable no later than the earlier of the date which is 90 days after the Participant's termination of employment, or the option's Expiration Date.

5.4. Vesting. Unless determined otherwise by the Board at the time an option is awarded, each option awarded under the Plan shall become exercisable with respect to 1/4 of the shares subject to option on the first anniversary of the award date, with respect to 1/2 of the shares subject to option on the second anniversary of the award date and with respect to all of the shares subject to option on the third anniversary of the award date. Notwithstanding the preceding sentence, the Board may, in its sole discretion, accelerate the vesting of an option awarded under the Plan.

5.5. Manner of Exercise.

(a) An option may be exercised by a Participant (or, in the event of his death, by the person or persons to whom that right passes by will or by the laws of descent and distribution) as to all or any portion of the shares of Common Stock then exercisable under such option by giving written notice to the Secretary of the Company  at the principal executive offices of the Company prior to the option's Expiration Date; provided, however, that an option may only be exercised with respect to whole shares of Common Stock.  Such notice shall specify the number of shares of Common Stock to be purchased and shall be accompanied by payment of the option price for such shares in such form and manner as the Committee may from time to time approve. The Option Price shall be payable in cash or by tendering, by either actual delivery of shares or by attestation, shares of stock acceptable to the Board, and valued at fair market value as of the day of exercise, or in any combination thereof, as determined by the Board.

(b) Notwithstanding paragraph 5.5(a), a Participant may elect to pay the purchase price upon the exercise of an option through the following cashless exercise procedures: The Participant shall notify the Secretary of the Company of the intent to exercise.  Written instructions will then be prepared and delivered to the Company and the broker indicating the Participant's cashless exercise election and instructing the Company to deliver to the           broker the Common Stock issuable upon exercise. The exercise of the option will be executed on the same day that the broker is able to sell the Common Stock. The broker will then withhold from the sale proceeds and deliver to the Company an amount, in cash, equal to the option exercise price. An additional amount for federal and state tax withholdings may also be withheld and delivered to the Company at the Participant's election.

5.6. Settlement of Options. The obligation to make payments and distributions with respect to options may be satisfied through cash payments, the delivery of shares of Common Stock or combination thereof as the Board shall determine. Satisfaction of any such obligations under an option, which is sometimes referred to as "settlement" of the option, may be subject to such conditions, restrictions and contingencies as the Board shall determine.

Section 6

General

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6.1. Effective Date and Duration. Subject to the approval of the shareholders of the Company at the Company's 2000 annual meeting of its shareholders, the Plan shall be effective as of June 7, 2000 (the "Effective Date"), provided, however, that to the extent that options are granted under the Plan prior to its approval by shareholders, the options shall be contingent on approval of the Plan by the shareholders of the Company at such annual meeting. The Plan shall remain in effect until all awards made under the Plan have been satisfied by the issuance of shares of Common Stock or the payment of cash, or have terminated in accordance with the terms of the Plan or the award, provided however, that no options may be granted under the Plan after the ten-year anniversary of the Effective Date.

6.2. Agreements Evidencing Awards. At the time of an award, the Board may require a Participant to enter into an agreement with the Company in a form specified by the Board agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Board may in its discretion prescribe.

6.3. Non-transferability. Except as may be otherwise permitted by the Board, no award under the Plan may be transferred, pledged or assigned by the holder thereof (except, in the event of the holder's death, by will or the laws of descent and distribution), and the Company shall not be required to recognize any attempted assignment of such rights by any Participant. During a Participant's lifetime, awards may be exercised only by him or by his guardian or legal representative.

6.4. Compliance with Applicable Law and Withholding.

(a) Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue any shares of Common Stock under the Plan if such issuance would violate any applicable law or any applicable regulation or requirement of any securities exchange or similar entity.

(b) Prior to the issuance of any shares of Common Stock under the Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares and will not dispose of them in violation of the registration requirements of Securities Act of 1933.

(c) If, at any time, the Company, in its sole discretion, determines that the listing, registration or qualification (or any updating of any such document) of any type of award, or the shares of Common Stock issuable pursuant thereto, is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, any award, the issuance of shares of Common Stock pursuant to any award, or the removal of any restrictions imposed on shares subject to an award, such award shall not be made and the shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

(d) The Company shall collect as a condition of the exercise of any option under the Plan any taxes required by law to be withheld. To the extent permitted by the Board, a Participant may elect to have any shares otherwise issuable under the Plan to be withheld or to surrender to the Company shares of Common Stock already owned by the Participant, and acceptable to the Board (or Committee) to fulfill any tax withholding obligation.

6.5. No Continued Employment. The Plan does not constitute a contract of employment, and participation in the Plan will not give any Participant the right to be retained in the employ of the Company or any right or claim to any benefit under the Plan unless such right or claim has specifically accrued under the terms of the Plan or the terms of any award under the Plan.

6.6. Shareholder Status. No award to a Participant under the Plan shall create any rights in such Participant as a shareholder of the Company until shares of Common Stock are registered in the name of the Participant.

6.7. Amendment of the Plan. Subject to any approval of the shareholders of the Company which may be required under applicable law, the Board may at any time amend, suspend or terminate the Plan or any award outstanding under the Plan; provided, however, that no such amendment, suspension or termination shall materially impair the rights of any Participant with respect to any award previously made under the Plan without the consent of the holder thereof.